UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 18, 2008

TrustCo Bank Corp NY
(Exact name of registrant as specified in its charter)

NEW YORK	0-10592	14-1630287
State or Other Jurisdiction of Incorporation or Organization	Commission File No.	I.R.S. Employer Identification Number

5 SARNOWSKI DRIVE, GLENVILLE, NEW YORK 12302
(Address of principal executive offices)

(518) 377-3311
(Registrant’s Telephone Number,
Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TrustCo Bank Corp NY

Item 1.01	Entry into a Material Definitive Agreement

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

On March 18, 2008, TrustCo entered into amendments to the Amended and Restated Employment Agreements (the “Agreements”) TrustCo previously had entered into with the following senior executive officers: Robert J. McCormick, President and Chief Executive Officer; Robert T. Cushing, Executive Vice President and Chief Financial Officer; and Scot R. Salvador, Executive Vice President and Chief Banking Officer (individually, an “Executive”, and collectively, the “Executives”).  Such amendments provide for the continuation of health insurance benefits for the life of the spouse of each Executive if his employment terminates due to his death. The Agreements formerly provided that the Executive would be provided  with continued health insurance benefits for the longer of his life or the life of his spouse if his employment terminates due only to retirement or disability.

The amendments are substantially identical. The form of amendment to the Agreements is attached hereto as Exhibit 99.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Reg S-K Exhibit No.	Description

99	Form of First Amendment to Amended and Restated Employment Agreement for each of Robert J. McCormick, Robert T. Cushing and Scot R. Salvador.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 18, 2008

TrustCo Bank Corp NY
(Registrant)

	By:	/s/ Robert T. Cushing
Robert T. Cushing
Executive Vice President and
Chief Financial Officer

Exhibits Index

The following exhibits are filed herewith:

Reg S-K Exhibit No.	Description	Page

99	First Amendment to Amended and Restated Employment Agreement dated December 31, 2001 by and between TrustCo Bank Corp NY, Trustco Bank and Robert J. McCormick, Robert T. Cushing and Scot R. Salvador.	5 - 6